Exhibit 99.1

NextWave Wireless Stockholders Approve Merger with AT&T

SAN DIEGO – October 2, 2012 – NextWave Wireless Inc. (OTCQB: WAVE) (the “Company” or “NextWave”) announced the results of the special meeting of the Company’s stockholders held today. The stockholders of the Company adopted the Agreement and Plan of Merger, dated as of August 1, 2012 (the “Merger Agreement”), by and among the Company, AT&T Inc. and its direct wholly owned subsidiary, Rodeo Acquisition Sub Inc. In addition, the Company’s stockholders approved, by a non-binding advisory vote, compensation arrangements with, and payable to, the Company’s named executive officers in connection with the anticipated merger.

Closing of the transactions contemplated by the Merger Agreement remains subject to customary closing conditions, including approval of the Federal Communications Commission.

About NextWave Wireless

NextWave Wireless Inc. is a wireless technology company that manages and maintains wireless spectrum licenses.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. There can be no assurances that forward-looking statements will be achieved. Actual events or results could differ materially from the events or results predicted by such statements. Important factors that could cause actual events or results to differ materially, include but are not limited to, the actual closing of the merger, and the satisfaction or non-satisfaction as applicable of one or more conditions to the closing of the merger, and other factors that are discussed in greater detail in the filings of NextWave with the Securities and Exchange Commission. All such documents are available through the SEC’s website at www.sec.gov. NextWave makes no commitment to update any forward-looking statements in order to reflect subsequent changes in events or circumstances except as may be required pursuant to applicable law.

NextWave Wireless Investor Relations Francis J. Harding Chief Financial Officer NextWave Wireless 619.573.1570 investinfo@nextwave.com	NextWave Wireless Public Relations Jeff Seedman Partner Finn Partners 415.249.6763 jeff.seedman@finnpartners.com